UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 12, 2021

GREENBOX POS

(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

8880 Rio San Diego Drive, Suite 102

San Diego, CA 92108

(Address of principal executive offices)

(619) 631-8261

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GBOX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Genevieve Baer

Effective February 12, 2021, the Board of Directors (the “Board”) of GreenBox POS (the “Company”) appointed Genevieve Baer as a member of the Board. The Board determined that Ms. Baer qualified as independent under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission and applicable NASDAQ listing standards. On February 16, 2021, Ms. Baer was appointed to serve as a member of the Board’s Audit, Compensation, and Nomination Committees.

On February 16, 2021, the Company and Ms. Baer entered into a Board of Directors Agreement (“Baer BOD Agreement”). Pursuant to the Baer BOD Agreement, Ms. Baer will receive cash compensation in the amount of $2,500 per month as well as equity compensation in the form of shares of the Company’s common stock in an amount equal to $2,500 per month. Additionally, from time to time, Ms. Baer may receive awards pursuant to the Company’s Equity Incentive Plan.

There is no arrangement or understanding between Ms. Baer and any other persons pursuant to which Ms. Baer was selected as a director, and there are no related party transactions involving Ms. Baer that are reportable under Item 404(a) of Regulation S-K.

Below is a description of Ms. Baer’s professional work experience.

Genevieve Baer, 43, Director

Ms. Baer has been chief executive officer of JKH Consulting since 2009. JKH Consulting is a real estate finance consulting firm that has advised on transactions with a collective value of over $10 billion. Prior to her work with JKH Consulting, Ms. Baer worked at Magnet Industrial Bank for 6 years at the end of which tenure she was a Senior Vice President. Ms. Baer also worked at US Bancorp Piper Jaffray for 9 years as a Vice President working on equity and debt real estate financings. Ms. Baer earned a B.S. in chemistry from the University of Utah.

William J. Caragol

Effective February 12, 2021, the Board appointed William J. Caragol as a member of the Board. The Board determined that Mr. Caragol qualified as independent under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission and applicable NASDAQ listing standards. In addition, the Board has determined that Mr. Caragol qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. On February 16, 2021, Mr. Caragol was appointed to serve as a member and chairman of the Board’s Audit, Compensation, and Nomination Committees.

On February 16, 2021, the Company and Mr. Caragol entered into a Board of Directors Agreement (“Caragol BOD Agreement”). Pursuant to the Caragol BOD Agreement, Mr. Caragol will receive cash compensation in the amount of $5,000 per month as well as equity compensation in the form of shares of the Company’s common stock in an amount equal to $5,000 per month. Additionally, from time to time, Mr. Caragol may receive awards pursuant to the Company’s Equity Incentive Plan.

There is no arrangement or understanding between Mr. Caragol and any other persons pursuant to which Mr. Caragol was selected as a director, and there are no related party transactions involving Mr. Caragol that are reportable under Item 404(a) of Regulation S-K.

Below is a description of Mr. Caragol’s professional work experience.

William J. Caragol, 53, Director

Mr. Caragol has, since April 2020, been Executive Vice President and Chief Financial Officer of Hawaiian Springs LLC, a natural artesian bottled water company. From 2018 to the present, Mr. Caragol has also been Managing Director of Quidem LLC, a corporate advisory firm. Since 2015, Mr. Caragol has been Chairman of the Board of Thermomedics, Inc., a medical diagnostic equipment company. From 2012 to 2018, Mr. Caragol was Chairman and CEO of PositiveID, a holding company that was publicly traded that had a portfolio of products in the fields of bio detection systems, molecular diagnostics, and diabetes management products. Mr. Caragol earned a B.S. in business administration and accounting from Washington & Lee University.

Ezra Laniado

Effective February 12, 2021, the Board appointed Ezra Laniado as a member of the Board. The Board determined that Mr. Laniado qualified as independent under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission and applicable NASDAQ listing standards. On February 16, 2021, Mr. Laniado was appointed to serve as a member of the Board’s Audit, Compensation, and Nomination Committees.

On February 16, 2021, the Company and Mr. Laniado entered into a Board of Directors Agreement (“Laniado BOD Agreement”). Pursuant to the Laniado BOD Agreement, Mr. Laniado will receive cash compensation in the amount of $2,500 per month as well as equity compensation in the form of shares of the Company’s common stock in an amount equal to $2,500 per month. Additionally, from time to time, Mr. Laniado may receive awards pursuant to the Company’s Equity Incentive Plan.

The terms of each of the Baer, Caragol, and Laniado BOD Agreements are substantially the same (other than the compensation of Mr. Caragol). The description of the Baer, Caragol, and Laniado BOD Agreements in this Current Report on Form 8-K is not complete and is qualified in its entirety by reference to the full text of the form of BOD Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company and each of Ms. Baer and Messrs. Caragol and Laniado agreed to execute an indemnification agreement in favor of the Board member substantially in the form of the agreement attached to each BOD Agreement as Exhibit A (the “Indemnification Agreement”). In addition, so long as the Company’s indemnification obligations exist under the Indemnification Agreement, the Company shall provide the Board member with directors’ and officers’ liability insurance coverage in the amounts specified in the Indemnification Agreement.

There is no arrangement or understanding between Mr. Laniado and any other persons pursuant to which Mr. Laniado was selected as a director, and there are no related party transactions involving Mr. Laniado that are reportable under Item 404(a) of Regulation S-K.

Below is a description of Mr. Laniado’s professional work experience.

Ezra Laniado, 37, Director

Mr. Laniado has, since 2018, been Executive Director of the San Diego chapter of Friends of Israel Defence Forces and, since 2017, been Regional Director of the San Diego chapter of the Israeli-American Council, two American charitable organizations providing support and funds for Israel and the Israeli community in America. In such capacity, Mr. Laniado has raised over $5 million in donations and managed over 30 volunteers. From 2014 to 2017, Mr. Laniado was Co-Founder and Business Director of Shonglulu Group, a fashion brand. As Business Director, Mr. Laniado raised capital, coordinated the company’s marketing strategy, and implemented its business plan. Prior to 2014, Mr. Laniado was an attorney in Israel for 4 years. Mr. Laniado received a B.A. and an L.L.B. from the Interdisciplinary Center Herzliya.

Item 8.01 Other Events.

On February 12, 2021, the Board adopted a Code of Business Conduct and Ethics (the “Code”) applying to all directors, officers, and employees. The Code will be available on the Company’s website at www.greenboxpos.com. A copy of the Code is attached hereto as Exhibit 14.1 and is incorporated herein by reference. The inclusion of our website address in this Current Report on Form 8-K does not include or incorporate by reference the information on our website into this Current Report on Form 8-K.

On February 12, 2021, the Board approved the establishment of three standing committees: audit committee, compensation committee, and nomination committee and also adopted the nomination committee charter (“Nomination Committee Charter), audit committee charter (“Audit Committee Charter”) and compensation committee charter (“Compensation Committee Charter,” and together with Audit Committee Charter and Nomination Committee Charter, the “Charters”). The Charters will be available on the Company’s website. A copy of the Nomination Committee Charter is attached hereto as Exhibit 99.1, a copy of the Audit Committee Charter is attached hereto as Exhibit 99.2, and a copy of the Compensation Committee Charter is attached hereto as 99.3, and all three exhibits are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Form of Board of Directors Agreement entered into on February 16, 2021, by and between the Company and each of Ms. Baer and Messrs. Caragol and Laniado
14.1	Code of Business Conduct and Ethics
99.1	Nomination Committee Charter
99.2	Audit Committee Charter
99.3	Compensation Committee Charter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENBOX POS

Dated: February 19, 2021	By:	/s/ Ben Errez
Ben Errez
Executive Vice President